                                                                      Exhibit 11

[KPMG Letterhead]



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholders of
Horace Mann Mutual Funds:

We consent to the use of our report included herein and to the reference to our Firm as independent auditors under the heading "Other Services" in the Statement of Additional Information.



/s/ KPMG Peat Marwick LLP
-------------------------
Chicago, Illinois
February 14, 1997